CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of Prophet 21, Inc. on Form S-8 (No. 333-38035) of our report dated August 11, 1999 on our audits of the consolidated financial statements and financial statement schedule of Prophet 21, Inc. as of June 30, 1999 and 1998, and for the years ended June 30, 1999, 1998 and 1997, which report is included in the 1999 Annual Report on Form 10-K of Prophet 21, Inc. for the year ended June 30, 1999.



PricewaterhouseCoopers LLP
Philadelphia, PA

July 18, 2000